UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 6, 2008, UTStarcom, Inc. (the “Company”) issued a press release entitled “UTStarcom Releases Financial Results for the Third Quarter of 2008.”  A copy of the press release is furnished as Exhibit 99.1 to this report.  In the furnished press release, the reconciliation tables for GAAP gross margin to pro forma non-GAAP gross margin and for GAAP operating loss to pro forma non-GAAP operating loss each include corrected information in the column for Q4 2007.

On November 6, 2008, the Company held a conference call to discuss its financial results for the third quarter of 2008. A copy of the transcript of the conference call is furnished as Exhibit 99.2 to this report.  In the furnished transcript, the tax expense for the third quarter of 2008 and the percentage year-over year decline in the PAS infrastructure revenues, which were inadvertently reported inaccurately during the conference call, have been corrected.

The information in this Item 2.02, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  In addition, the information in this report shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporating language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are furnished pursuant to Item 2.02:

Exhibit No.	Description
99.1	Press Release dated November 6, 2008
99.2	Transcript of Earnings Conference Call held November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: November 12, 2008	By:	/s/ Viraj Patel
	Name:	Viraj Patel
	Title:	Interim Chief Financial Officer

Exhibit List

Exhibit No.	Description
99.1	Press Release dated November 6, 2008
99.2	Transcript of Earnings Conference Call held November 6, 2008